UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway,
Memphis, Tennessee		38125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Facility

On December 19, 2024, Frontdoor, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement, dated as of June 17, 2021, among the Company, as borrower, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders and agents party thereto from time to time (as amended from time to time prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement refinances and replaces (i) the Company’s existing revolving facility with a new 5-year revolving facility with commitments in an aggregate amount of $250,000,000 (the “Revolving Facility” and the loans thereunder the “Revolving Loans”), (ii) the Company’s existing “term A” facility with $417,750,000 aggregate principal amount of new 5-year “term A” loans (the “Term A Loans”) and (iii) the Company’s existing “term B” facility with a $800,000,000 aggregate principal amount of new 7-year “term B” loans (the “Term B Loans” and together with the Term A Loans, the “Term Loans”). Proceeds from the Term A Loans and the Term B Loans will be used to finance a portion of the purchase price for the Acquisition (as defined below) and related fees and expenses, refinance the Company’s existing credit facilities and for general corporate purposes, which may include share repurchases.

JPMorgan is the administrative agent under the Amended Credit Agreement, and the remaining commitments and loans thereunder are provided by a syndicate of financial institutions. The Amended Credit Agreement contains substantially similar terms, including representations and warranties and affirmative and negative covenants, as the Existing Credit Agreement, as well as a financial covenant for the benefit of the lenders under the Revolving Facility and Term A Loans, which requires that the Company maintain a consolidated first lien leverage ratio not to exceed 3.50:1.00 or, in certain circumstances following a material acquisition, 4.00:1.00, and certain other changes as have been agreed to by the Company and the lenders pursuant to the Amendment. The interest rates and commitment fees applicable to borrowings and commitments under the Amendment are as set forth below.

The interest rate under the Amended Credit Agreement is variable and, in the absence of certain events of default, is determined at the Company’s option as: (i) the sum of (a) the greatest of (1) JPMorgan’s prime rate, (2) the greater of the federal funds effective rate and the overnight bank funding rate plus, in each case, 0.50%, and (3) the one-month adjusted term SOFR rate (“Term SOFR”) plus 1%, and (b) a variable margin rate (the “ABR Margin”); or (ii) Term SOFR plus a variable margin rate (the “Term SOFR Margin”). In addition, a facility fee is assessed on the unused commitment amount under the Revolving Facility. The ABR Margin, Term SOFR Margin and the facility fee with respect to the Revolving Facility and Term A Loans are based upon the Company’s consolidated first lien leverage ratio from time to time. Under the Amended Credit Agreement, (i) for Revolving Loans and Term A Loans, the ABR Margin ranges from 0.50% to 1.00% per annum, the Term SOFR Margin ranges from 1.50% to 2.00% per annum, and the facility fee (with respect to the Revolving Facility only) ranges from 0.20% to 0.30% per annum and (ii) for Term B Loans, the ABR Margin is 1.25% per annum and the Term SOFR Margin is 2.25% per annum. The initial interest rates under the Amended Credit Agreement are (A) Term SOFR plus a Term SOFR Margin of 1.75% per annum for Revolving Loans and Term A Loans and (B) Term SOFR plus a Term SOFR Margin of 2.25% per annum for Term B Loans. The original issue price of the Term B Loans was 99.75%.

Consistent with the Existing Credit Agreement, the Company’s obligations under the Amended Credit Agreement are guaranteed by certain specified subsidiaries of the Company, and the Amended Credit Agreement contains customary affirmative and negative covenants. Among other things, these covenants restrict the Company’s and certain of its subsidiaries’ ability to incur liens on certain assets, make material changes in corporate structure or materially alter the nature of its business, dispose of material assets, engage in mergers, consolidations and certain other fundamental changes, or engage in certain transactions with affiliates. The Amended Credit Agreement contains customary default provisions, including, but not limited to, failure to pay interest or principal when due and failure to comply with covenants.

Certain lenders under the Amended Credit Agreement and/or their affiliates may have other business relationships with the Company involving the provision of financial and banking-related services, including cash management, loans, foreign exchange contracts, letters of credit and bank guarantee facilities, investment banking and trust services.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement, respectively. The Amendment (including the Amended Credit Agreement) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2024, pursuant to the previously announced Share Purchase Agreement, dated as of June 3, 2024 (the “Purchase Agreement”), by and between the Company, 2-10 HBW Acquisition, L.P., a Delaware limited partnership (“Seller”) and 2-10 Holdco, Inc., a Delaware corporation (“2-10”), the Company purchased from Seller all of the issued and outstanding equity interests in 2-10 for aggregate cash consideration of $585 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt, transaction expenses, working capital and regulatory capital in the business of 2-10 as of the closing of the Transaction (collectively, the “Transaction”).

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2024, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report in Form 8-K is incorporated herein by reference insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

On December 19, 2024, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)Exhibits

Exhibit No.	Description of Exhibit

2.1

Share Purchase Agreement, dated June 3, 2024, by and among Frontdoor, Inc., 2-10 HBW Acquisition, L.P. and 2-10 Holdco, Inc (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on June 4, 2024).

10.1

Amendment No. 2, dated as of December 19, 2024, to the Amended And Restated Credit Agreement dated as of June 17, 2021 (as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 8, 2023, and as further amended, supplemented or modified from time to time), among Frontdoor, Inc., a Delaware corporation, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank.

99.1	Press Release dated December 19, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontdoor, Inc.

Date:	December 19, 2024	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman Senior Vice President, Chief Legal Officer and Secretary